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                                                                  CONFORMED COPY
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                     DEED OF GUARANTEE AND NEGATIVE PLEDGE
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DEED POLL dated            17 October            1997 by:

CASE CREDIT CORPORATION a Delaware corporation having its principal office at 233 Lake Street, Racine, Wisconsin, 53403, USA (the COMPANY).


RECITALS

A.   The Borrower is a wholly owned Subsidiary of the Company.

B. The Borrower proposes to enter into a bill acceptance and discount facility with the Lenders and their agent and to issue MTNs and PNs denominated in Australian dollars from time to time, all on the security of this Deed.

C. The Company enters into this Deed for the benefit of the Indemnified Parties described below.


IT IS AGREED as follow:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     AFFILIATE means, in relation to any person, any other person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with that person. For the purposes of this definition, CONTROL of a person means the power, directly or indirectly, either to:

     (a) vote 10% or more of the securities or other equity interests having ordinary voting power for the election of directors or other governing bodies of that person; or

     (b) direct or cause the direction of the management and policies of the person, whether by contract or otherwise.

     AGENT means National Australia Bank Limited (ACN 004 044 937) in its capacity as Agent under the Bill Facility Agreement.

     ATTRIBUTABLE DEBT at any date (the DETERMINATION DATE) means, in relation to any particular lease under which the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which the lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates of those rental payments to the determination date at a rate per annum equivalent to the greater of:

     (a) the Company's weighted average cost of debt as determined in good faith by the Company; and

     (b)     the interest rate inherent in that lease as determined in good faith by the Company,
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             both to be compounded semi-annually. Those TOTAL NET OBLIGATIONS of the lessee will be the total amount of the rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If a lease is terminable by the lessee on the payment of a penalty and under the terms of the lease, the termination right is not exercisable until after the determination date and the amount of that penalty discounted (as specified above) to the determination date is less than the net amount of rentals payable after the time as of which that termination could occur (the TERMINATION TIME) discounted (as specified above) to the determination date, then the discounted penalty amount will be used instead of the discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for the lease. If a lease is terminable by the lessee on the payment of a penalty and that termination right is exercisable on the determination date and the amount of the net rentals payable under the lease after the determination date discounted (as specified above) to the determination date is greater than the amount of the penalty, the Attributable Debt for that lease as of the determination date will be equal to the amount of that penalty.

             AUTHORISED OFFICER means the President or any Vice President of the Company or, with respect to financial matters, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer or any Assistant Controller of the Company.

             BILL means a BILL OF EXCHANGE as defined in the Bills of Exchange Act 1909 (Cth) which is, or is to be, accepted or discounted under the Bill Facility Agreement.

             BILL FACILITY AGREEMENT means a bill acceptance and discount facility agreement dated on or about the date of this Deed between the Borrower, the Agent and various financial institutions named in the schedule to that agreement.

             BORROWER means Case Credit Australia Pty Limited (ACN 069 132 396).

             BUSINESS DAY means a day (not being a Saturday or Sunday) on which banks are open for business in Sydney.

             CASE CREDIT DEBT as at any date of determination with respect to the Group, means an amount equal to:

             (a)    the sum (without duplication) of:

                    (i) all Indebtedness of the Group (other than Indebtedness referred to in paragraphs (e) to (h) of that definition) which in accordance with GAAP would be included as a liability on a consolidated balance sheet (excluding the notes) of the Group as at that date;

                    (ii) all Guarantee Obligations of the Group in respect of Indebtedness (other than Indebtedness referred to in paragraphs (e) to (h) of that definition) as at that date; and

                    (iii) all obligations of the Company or any of its Subsidiaries incurred in connection with any securitisation or other asset-backed financing of Receivables as at that date, to the extent those obligations are excluded from the definition of Permitted Securitisation Obligations by operation of the proviso to that definition;
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             (b)    less, to the extent included in paragraph (a) above, the sum
                    (without duplication) of:

                    (i) the Guarantee Obligations of the Company or any of its Subsidiaries in respect of Indebtedness of Subsidiaries of the Company; and

                    (ii)   Permitted Securitisation Obligations as at that date.

             Excluded Credit Card Guarantee Obligations are excluded from all calculations of Case Credit Debt.

             CASE VENDOR FINANCING means financing which is provided by a person other than the Company or any of its Subsidiaries or Affiliates, to a customer of the Company or of any of its Subsidiaries or Affiliates.

             CONSOLIDATED INTEREST EXPENSE means, for any period with respect to the Group, the aggregate amount of interest expense of the Group during that period determined in accordance with GAAP.

             CONSOLIDATED LEASE EXPENSE means, for any period with respect to the Group, all amounts paid or incurred by the Group during that period under operating leases in respect of real property.

             CONSOLIDATED NET INCOME means, for any period with respect to the Group, consolidated net income of the Group for that period determined in accordance with GAAP.

             CONSOLIDATED NET TANGIBLE ASSETS means, as at any date of determination, the total assets appearing on the most recent consolidated balance sheet of the Group as at the end of the most recent fiscal quarter of the Company ending not more than 135 days before that date, determined in accordance with GAAP, minus the amount of Intangible Assets included in that consolidated balance sheet as at the end of that fiscal quarter.

             CONSOLIDATED NET WORTH means, at any time with respect to the Company, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Group at that time plus any amounts included on that consolidated
                                ----
             balance sheet in respect of any preferred stock of the Company and any Preferred Securities outstanding from time to time (except to the extent that any such preferred stock is mandatorily redeemable at the option of the holder or on the happening of any contingency before the later of:

             (a) the Repayment Date (as defined in the Bill Facility Agreement) for any accommodation provided under Tranche B of that agreement; and

             (b)    the latest Maturity Date (as defined in the MTN Deed) of any
                    MTN).

             CONSOLIDATED SUBSIDIARY means any Subsidiary of the Company which, in accordance with GAAP, would be consolidated in the financial statements of the Company.

             CONTRACTUAL OBLIGATION means in relation to any person, any provision of any security issued by that person or of any agreement, instrument or other undertaking to which the person is a party or by which it or any of its property is bound.

             DEALER means a person who is a Dealer from time to time under the Dealership Agreement.
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             DEALERSHIP AGREEMENT means the Promissory Note and MTN Dealership
             Agreement dated on or about the date of this Deed between the Borrower, the Programme Manager, the I&P Agent and the dealers listed in that agreement.

             EBIT means, for any period with respect to the Group, Consolidated Net Income of the Group for that period plus, to the extent
                                                     ----
             deducted in determining that Consolidated Net Income, the sum of taxes and interest expense, plus or minus, to the extent deducted
                                         -------------
             or added respectively in determining that Consolidated Net Income, any income, gain or loss of a non-cash nature.

             EVENT OF DEFAULT means an event of default as defined in any Transaction Document.

             EXCLUDED CREDIT CARD GUARANTEE OBLIGATIONS means, at any time, 93% of the outstanding amount of obligations of cardholders for which there is recourse to the Company under the credit card program sponsored by the Company (funded and serviced by NationsBank of Delaware, N.A.).

             EXTRAORDINARY RESOLUTION has the meaning given in the MTN Deed.

             FINANCING LEASE means any lease of property, real or personal, in respect of which the lessee's obligations are required, in accordance with GAAP, to be capitalised on a balance sheet of the lessee.

             FIXED CHARGE RATIO means for any period, the ratio of:

             (a) EBIT of the Group for that period plus Consolidated Lease Expense (but only to the extent that was deducted in calculating EBIT) of the Group for that period;

             to:

             (b) the sum of Consolidated Interest Expense of the Group for that period, Consolidated Lease Expense of the Group for that period and all amounts paid by the Company or any of its Subsidiaries to Case Corporation during that period in respect of income tax.

             GAAP means generally accepted accounting principles in the United States of America in effect on the date of this Deed.

             GOVERNMENTAL AGENCY means any government or any governmental, semi governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

             GROUP means the Company and its Consolidated Subsidiaries and includes any one or more of them.

             GUARANTEE OBLIGATION in relation to any person (the GUARANTEEING PERSON) means, without duplication and subject to clause 1.2, any obligation of:

             (a)    the guaranteeing person; or

             (b) another person (including any bank under any letter of credit), the creation of which was induced by the guaranteeing person issuing a reimbursement, counter indemnity or similar obligation,
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             in either case guaranteeing or in effect guaranteeing any
             Indebtedness, leases, dividends or other obligations (the PRIMARY OBLIGATIONS) of any third person (the PRIMARY OBLIGOR) in any manner, whether directly or indirectly. It includes an obligation of the guaranteeing person, whether or not contingent:

             (i) to purchase any such primary obligation or any property constituting direct or indirect security for it;

             (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor;

             (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of the primary obligation; or

             (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect of it.

             It does not include endorsements of instruments for deposit or collection in the ordinary course of business; obligations in respect of trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices; or Excluded Credit Card Guarantee Obligations.

             INDEBTEDNESS in relation to any person at any time, means, without duplication:

             (a) all indebtedness of the person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);

             (b) any other indebtedness of the person which is evidenced by a note, bond, debenture or similar instrument;

             (c)    all obligations of the person as lessee under Financing
                    Leases;

             (d) all obligations of the person in respect of acceptances issued or created for the account of the person;

             (e) all liabilities secured by any Lien on any property owned by the person even though the person has not assumed or otherwise become liable for the payment of it ;

             (f) all net liabilities of the person in respect of any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement;

             (g) all Guarantee Obligations in respect of Indebtedness referred to in the preceding paragraphs of this definition; and

             (h) if the person is the Company or any of its Subsidiaries, all obligations of that person incurred in connection with any securitisation or other asset-backed financing of Receivables, to the extent those obligations are excluded from the definition of Permitted Securitisation Obligations by operation of the proviso to that definition.
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             Despite the above, Permitted Vendor Financing Obligations do not constitute Indebtedness under this definition.

             INDEMNIFIED PARTY means the Agent, the Programme Manager, a Dealer, a Lender or a Noteholder.

             INTANGIBLE ASSETS means at any date of determination, the value (net of any applicable reserves) as shown in the most recent consolidated balance sheet of the Group as at the end of the most recent fiscal quarter of the Company ending not more than 135 days before that date, prepared in accordance with GAAP, of:

             (a) all trade names, trade marks, licences, patents, copyrights, service marks, goodwill and other like intangibles;

             (b)    organisational and development costs;

             (c) deferred charges (other than prepaid items, such as insurance, tax, interest, commissions, rent, deferred interest waiver, deferred financing fees, compensation and similar items and tangible assets being amortised); and

             (d) unamortised debt discount and expense, less unamortised premium.

             I & P AGREEMENT means an issue and paying agency agreement between National Australia Bank Limited as the issuing and paying agent and the Borrower.

             LENDER means any financial institution which is a Participant from time to time under the Bill Facility Agreement.

             LIEN means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or any nature whatever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the above).

             LIQUIDATION includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy or death.

             MATERIAL ADVERSE EFFECT means a material adverse effect on:

             (a) the business, operations, property or condition (financial or otherwise) of the Group taken as a whole;

             (b) the ability of the Company to perform its obligations under this Deed;

             (c) the ability of the Borrower to perform its obligations under any Transaction Document; or

             (d) the rights or remedies of the Indemnified Parties under this Deed or the Transaction Documents.

             MATERIAL SUBSIDIARY means any Subsidiary of the Company whose assets or revenues (excluding inter-company receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) are, at the time of determination, equal to or greater than 10% of the assets or revenues
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             (excluding inter-company receivables and revenues that would be eliminated on consolidation in accordance with GAAP), respectively, of the Company at such time.

             MTN means a debt instrument created by the Borrower in registered form, constituted by the MTN Deed, entitling the holder of the MTN to payment of certain money under the MTN Deed.

             MTN DEED means the A$ Domestic MTN Deed Poll by the Borrower dated on or about the date of this Deed.

             MTN HOLDER means a person entitled in accordance with the MTN Deed to an MTN.

             NOTEHOLDER means a holder of a PN or an MTN Holder.

             ORDINARY RESOLUTION has the meaning given in the MTN Deed.

             PERMITTED SECURITISATION OBLIGATIONS means obligations of the Company or any of its Subsidiaries incurred in connection with any securitisation or other asset-backed financing of Receivables; except that, if:

             (a) there is recourse to the Company or any of its Subsidiaries (other than a Special Purpose Subsidiary) for failure to pay or otherwise perform any of those obligations;

             (b) that failure arises as a result of credit defaults by the debtors in respect of those Receivables; and

             (c) that recourse is not limited to the Receivables and Receivables Related Assets (or undivided or beneficial interests in them) which are the subject of the securitisation or other asset-backed financing, then those obligations will not be Permitted Securitisation Obligations to the extent that, in accordance with GAAP, they would be required to be included as a liability on a consolidated balance sheet of the Group.

             PERMITTED VENDOR FINANCING OBLIGATIONS means:

             (a) any Guarantee Obligation of the Group in respect of Case Vendor Financing, but only to the extent that the underlying principal amount of the Indebtedness subject to the Guarantee Obligation is secured or otherwise funded by the Group with cash or other marketable instruments (including pledges of deposit accounts, notes, bonds, certificates of deposit or other documents or instruments); and

             (b) any Guarantee Obligation of the Group in respect of Case Vendor Financing where:

                    (i) Case Corporation or any of its Subsidiaries or Affiliates has a Guarantee Obligation in respect of the same principal amount;

                    (ii) the Company has a written agreement with Case Corporation which states that Case Corporation will fully indemnify the Company if the Company is called on to provide funds in connection with the Guarantee Obligation; and

                    (iii) that agreement is enforceable by any MTN Holder or the Agent.
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             PREFERRED SECURITIES means any preferred securities issued by a financing entity used exclusively to raise capital for the Company and which have the following structural characteristics:

             (a) the financing entity lends the proceeds from the issue of preferred securities to the Company in exchange for subordinated debt securities (which are subordinated to all Indebtedness of the Company of the type described in paragraphs (a) and (b) of the definition of Indebtedness);

             (b) the subordinated debt securities issued by the Company and corresponding preferred securities issued by the financing entity have a maturity of at least 10 years;

             (c) interest payments on the subordinated debt securities may be deferred at the Company's discretion; and

             (d) neither the subordinated debt securities nor the corresponding preferred securities contain cross default or cross acceleration provisions to Indebtedness of the Company of the type described in paragraphs (a) and (b) of the definition of Indebtedness.

             PN means a short term promissory note of the Borrower drawn in accordance with the Bills of Exchange Act 1909 (Cth), issued under the I&P Agreement.

             PROGRAMME MANAGER means National Australia Bank Limited in its capacity as Programme Manager under the Dealership Agreement.

             RECEIVABLES means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any of its Subsidiaries of property or services, and money due thereunder, security interests in the property and services financed thereby and any and all other related rights.

             RECEIVABLES RELATED ASSETS means in connection with any securitisation or other asset-backed financing of, or other sale, transfer or disposition of, Receivables:

             (a) all rights arising under documentation governing or relating to those Receivables (including rights in respect of Liens securing those Receivables and other credit support in respect of those Receivables);

             (b) any proceeds of those Receivables and any locked boxes or accounts in which those proceeds are deposited;

             (c) spread accounts and other similar accounts (and any amounts on deposit in them) established in connection with that securitisation or asset-backed financing; and

             (d) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing that securitisation or asset-backed financing.

             REQUIREMENT OF LAW means, in relation to any person, the certificate of incorporation and by-laws or other organisational or governing documents of that person, and any law, treaty, rule, guideline or regulation or determination of an arbitrator or a court or other Governmental Agency, in each case applicable to or binding on that person or any of its material property or to which that person or any of its material property is subject.
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             RESTRICTED SUBSIDIARY means each Subsidiary of the Company other than Securitisation Subsidiaries and Subsidiaries of Securitisation Subsidiaries.

             SECURED MONEY means all money which the Borrower (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of an Indemnified Party (whether alone or with another person) for any reason whatever under or in connection with any Transaction Document.

             It includes, without limitation, money by way of principal, interest, fees, costs, guarantee, indemnities, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with any Transaction Document or as a result of a breach of or default under or in connection with any Transaction Document.

             Where the Borrower would have been liable but for its Liquidation, it will be taken still to be liable.

             SECURITISATION SUBSIDIARY means a Subsidiary of the Company which is formed for the purpose of effecting one or more securitisation transactions and engaging in other activities reasonably related to them and none of whose indebtedness or any other obligations:

             (a)    are guaranteed by the Company or any Restricted Subsidiary;
                    or

             (b) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a securitisation transaction and intercompany notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to that Securitisation Subsidiary and customarily necessary or desirable in connection with such transactions.

             SPECIAL PURPOSE SUBSIDIARY means any wholly owned Subsidiary of the Company (other than Case Credit Canada and the Borrower) which is:

             (a) formed for the purpose of effecting a securitisation or other asset-backed financing of Receivables and engaging in other activities reasonably related to that; and

             (b) structured as a BANKRUPTCY-REMOTE SUBSIDIARY in accordance with customary practices in the asset-backed securitisation market.

             SUBSIDIARY in relation to any person, means a corporation, partnership or other entity of which shares or stock or other ownership interests having ordinary voting power (other than stock or ownership interests which have such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of that corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled (directly or indirectly through one or more intermediaries, or both), by such person.

             THRESHOLD AMOUNT means US$60,000,000.

             TRANSACTION DOCUMENT means this Deed, the Bill Facility Agreement, any PN, any MTN, any Bill, the Dealership Agreement, the I&P Agreement, the MTN Deed or a document or agreement entered into or provided under, or for the purpose of amending, any of the above.

     1.2     DETERMINATION OF AMOUNT OF GUARANTEE OBLIGATION
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             The amount of any Guarantee Obligation of any GUARANTEEING PERSON
             will be taken to be the lower of:

             (a) an amount equal to the stated or determinable amount of the PRIMARY OBLIGATION in respect of which the Guarantee Obligation is made; and

             (b) the maximum amount for which the guaranteeing person may be liable under the terms of the instrument embodying the Guarantee Obligation,

             unless the primary obligation and the maximum amount for which the guaranteeing person may be liable are not stated or determinable, in which case the amount of the Guarantee Obligation will be the guaranteeing person's maximum reasonably anticipated liability in respect of it as determined by the Company in good faith.

             In this clause, words in italics have the meaning given in the definition of Guarantee Obligation.

     1.3     BENEFIT OF DEED

             (a) This Deed is a deed poll given for the several benefit of all Indemnified Parties from time to time. Each Indemnified Party and any person claiming through an Indemnified Party has the benefit of this Deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this Deed.

             (b) Subject to the Transaction Documents, each Indemnified Party may separately enforce its rights under this Deed independently of each other Indemnified Party. Nothing done or omitted to be done in relation to this Deed by any Indemnified Party in any way affects any other Indemnified Party.

             (c) The rights and remedies of the Lenders under this Deed are also vested in, and may be exercised by, the Agent. Without limitation, the Agent may make demands on behalf of the Lenders.

     1.4     INTERPRETATION

             Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

             (a)    The singular includes the plural and the converse.

             (b)    A gender includes all genders.

             (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

             (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

             (e) A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed.
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             (f)    A reference to an Indemnified Party or a party to another
                    agreement or document includes the party's successors and permitted substitutes or assigns.

             (g) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

             (h) A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

             (i) A reference to CONDUCT includes an omission, statement or undertaking, whether or not in writing.

             (j) Mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

     1.5     CONSENT OF MTN HOLDERS

             A reference to CONSENT of the MTN Holders to any act, matter or thing is a reference to:

             (a)    consent of the MTN Holders by Extraordinary Resolution; or

             (b) if Standard & Poors have unconditionally confirmed in writing to the Programme Manager that the relevant act, matter or thing can be done without effecting the ratings outlook of the MTNs, then consent of the MTN Holders by Ordinary Resolution.

     2.      GUARANTEE

     2.1     GUARANTEE

             The Company unconditionally and irrevocably guarantees the due and punctual payment of the Secured Money. The Company enters into this Deed for valuable consideration which includes the Indemnified Parties entering into the Transaction Documents at its request.

     2.2     PAYMENT

             (a) Within 3 Business Days of demand made from time to time by any Indemnified Party on or after expiry of any relevant grace period applicable to the Borrower, the Company shall pay to that Indemnified Party an amount equal to its Secured Money then due and payable in the same manner and currency as the Borrower is required to pay that Secured Money under the relevant Transaction Document (or would have been but for its Liquidation).

             (b) An Indemnified Party may make multiple demands. A demand need only specify the amount owing. It need not specify the basis of calculation of that amount.

     2.3     NO DEDUCTION

             (a) The Company will make all payments under this Deed without set-off or counter claim and without deduction, except any compulsory deduction for tax.
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             (b)    If the Company is obliged to make a deduction in respect of any tax from any payment to be made for the account of any Indemnified Party under this Deed:

                    (i) it shall promptly pay the amount deducted to the appropriate Governmental Agency; and

                    (ii) it shall pay the Indemnified Party on the due date of the payment any additional amounts necessary to ensure that the Indemnified Party receives when due a net amount (after payment of any tax in respect of those additional amounts) in Australian dollars equal to the full amount which it would have received had a deduction not been made.

             (c) The obligations of the Company under this clause survive the repayment of the Secured Money and the termination of this Deed.

     2.4     CURRENCY INDEMNITY

             The Company shall indemnify each Indemnified Party on demand against any deficiency which arises whenever for any reason (including as a result of a judgment or order or Liquidation but excluding default of any Indemnified Party):

             (a) that Indemnified Party receives or recovers an amount due from the Company in a currency (the PAYMENT CURRENCY) other than Australian dollars; and

             (b) the amount actually received or recovered by that Indemnified Party when, in accordance with its normal practices, it converts the Payment Currency into Australian dollars is less than the relevant amount of Australian dollars due.

     2.5     UNCONDITIONAL NATURE OF OBLIGATION

             Neither this Deed nor the obligations of the Company under this Deed will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve the Company from any obligation. This includes the following:

             (a) the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

             (b) any transaction or arrangement that may take place between any Indemnified Party and any person;

             (c)    the Liquidation of any person;

             (d) any Indemnified Party becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any person;

             (e) any Indemnified Party exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any document or agreement;

             (f) all or any part of any document or agreement held by any Indemnified Party at any time or of any right, obligation, power or remedy changing, ceasing or being transferred (this
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                    includes amendment, variation, novation, replacement,
                    rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment or assignment);

             (g) the taking or perfection of any document or agreement or failure to take or perfect any document or agreement;

             (h) the failure by any person or any Indemnified Party to notify the Company of any default by any person under any document or agreement;

             (i) any Indemnified Party obtaining a judgment against any person for the payment of any Secured Money;

             (j) any legal limitation, disability, incapacity or other circumstance relating to any person;

             (k) any change in any circumstance (including in the members or constitution of any person);

             (l) any document or agreement is not executed by any person, or is not valid or binding on any person; or

             (m) any increase in the Secured Money for any reason (including as a result of anything referred to above),

             whether with or without the consent of the Company. None of the above paragraphs limits the generality of any other. A reference to ANY PERSON includes the Borrower. A reference to ANY DOCUMENT OR AGREEMENT includes this Deed or any other Transaction Document.

     2.6     PRINCIPAL AND INDEPENDENT OBLIGATION

             This clause is a principal obligation and shall not be treated as ancillary or collateral to any other right or obligation. The Company waives any requirement for demand on or notice to the Borrower.

     2.7     NO MARSHALLING

             No Indemnified Party is obliged to marshal or appropriate in favour of the Company or to exercise, apply or recover any Lien or guarantee (including any Transaction Document) now or in the future held by it or any of the funds or assets that it may be entitled to receive or have a claim on.

     2.8     NO COMPETITION

             Until the Secured Money has been irrevocably paid and discharged in full the Company shall not:

             (a) be subrogated to any Indemnified Party or claim the benefit of any Lien or guarantee now or in the future held by any Indemnified Party for the payment of all or part of the Secured Money;

             (b) either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower; or
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             (c)    unless otherwise required by an Indemnified Party, have or claim any right of contribution or indemnity from the Borrower or any other person who gives a guarantee or Lien in respect of any Secured Money.

             The receipt of any distribution, dividend or other payment by an Indemnified Party out of or relating to that Liquidation will not prejudice the right of any Indemnified Party to recover the Secured Money by enforcement of this Deed.

     2.9     SUSPENSE ACCOUNT

             In the event of the Liquidation of the Borrower, the Company authorises each Indemnified Party:

             (a) to prove for all moneys which the Company has paid under this Deed for the account of the Indemnified Party; and

             (b) to retain and to carry to a suspense account and to appropriate at the discretion of the Indemnified Party any dividends received in the Liquidation of the Borrower and all other moneys received in respect of the Secured Money (including those received under this clause), until the Indemnified Party has been paid in full in respect of the Secured Money.

     2.10    RESCISSION OF PAYMENT

             Whenever any of the following occurs for any reason (including under any law relating to Liquidation, fiduciary obligations or the protection of creditors):

             (a) all or part of any transaction of any nature (including any payment or transfer) made during the term of this Deed which affects or relates in any way to the Secured Money is void, set aside or voidable;

             (b) any claim that anything contemplated by paragraph (a) is so is upheld, conceded or compromised; or

             (c) any Indemnified Party is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

             each Indemnified Party will immediately become entitled against the Company to all rights in respect of the Secured Money which it would have had if all or the relevant part of the transaction or receipt had not taken place. The Company shall indemnify each Indemnified Party on demand against any resulting loss, cost or expense. This clause continues after this Deed is discharged.

     2.11    INDEMNITY

             If any Secured Money (including moneys which would have been Secured Money if they were recoverable) is not recoverable from the Borrower for any reason the Company shall indemnify each Indemnified Party and shall pay that money to the relevant Indemnified Party within 3 Business Days of demand made from time to time by the Indemnified Party. The reason may include any legal limitation, disability, incapacity or thing affecting the Borrower.

             This applies whether or not:
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      (a)   any transaction relating to the Secured Money was void or illegal or has been subsequently avoided; or

      (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of any Indemnified Party.

2.12  CONTINUING GUARANTEE AND INDEMNITY

      This clause:

      (a)   is a continuing guarantee and indemnity;

      (b) will not be taken to be wholly or partially discharged by the payment at any time of any Secured Money or by any settlement of account or other matter or thing; and

      (c) remains in full force until the Secured Money has been paid in full and the Company has completely performed its obligations under this Deed.

2.13  VARIATIONS

      This clause covers the Secured Money as varied from time to time including as a result of:

      (a)   any amendment to, or waiver under, any Transaction Document; or

      (b)   the provision of further accommodation to the Borrower,

      and whether or not with the consent of or notice to the Company. This does not limit any other provision.

2.14  JUDGMENT

      A judgment obtained against the Borrower will be conclusive against the Company.

2.15  CONDITIONS PRECEDENT

      Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Indemnified Parties and not the Company. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Money.

3.    EXPENSES

      (a) The Company shall indemnify each Indemnified Party on demand against any liability, loss, cost or expense (including legal costs on a full indemnity basis) the Indemnified Party incurs in or as a result of the actual or contemplated enforcement of this Deed.

      (b) The Company shall have no obligation under this clause to the extent that any liability, loss or expense arises solely from:

            (i) the gross negligence or wilful misconduct of the Indemnified Party (or any of its directors, officers, employees, agents, affiliates or successors); or
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            (ii)   legal proceedings commenced against the Indemnified Party by any security holder or creditor of the Indemnified Party arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such.

4.    DEFAULT INTEREST

      Interest will accrue each day on each amount which is due but unpaid under or in respect of this Deed, both before and after judgment. The Company will pay it on demand. The rate will be 1.5% per annum plus the Reuters BBSY bid rate for consecutive funding periods of one month, or if there is none, the rate reasonably selected by the Indemnified Party as equivalent.

5.    SET OFF

      (a) Each Indemnified Party may apply any credit balance in any currency (whether or not matured) in any accounts of the Company with the Indemnified Party towards satisfaction of any sum then due and payable by the Company to the Indemnified Party under or in relation to this Deed. An Indemnified Party need not make the application.

      (b) An Indemnified Party may exchange currencies to make that application.

      (c) The Indemnified Party shall notify the Company as soon as reasonably practicable of any set-off and application under this clause.

6.    REPRESENTATIONS AND WARRANTIES

6.1   REPRESENTATIONS AND WARRANTIES

      The Company makes the following representations and warranties.

      (a) (FINANCIAL CONDITION) The most recent balance sheet of the Group fairly presents in all material respects and in conformity with GAAP the financial position of the Group as at the date to which it relates. There has been no subsequent development or event which has had, or would be reasonably expected to have, a Material Adverse Effect.

      (b) (STATUS) The Company and each Subsidiary of the Company is duly incorporated or organised and is validly existing as a corporation or other legal entity in good standing in the jurisdiction of its incorporation or organisation.

      (c) (POWER) The Company and each of its Subsidiaries has the corporate or other power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged. Each of them is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or otherwise appropriately qualified in each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification, except to the extent that any failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect.

      (d) (COMPLIANCE) The Company and each of its Subsidiaries is in compliance with all applicable Requirements of Law except to the extent that failure to comply would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.
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      (e)    (CORPORATE AUTHORISATIONS) Each of the Company and the Borrower has
             the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party and has taken all necessary corporate action to authorise the entry into and performance of those documents and to carry out the transactions contemplated by them. No consent or authorisation of, filing with, notice to or other act by or in respect of any Governmental Agency or any other person is required to be obtained or made by or on behalf of the Company or the Borrower in connection with the execution, delivery, performance, validity or enforceability of those Transaction Documents.

      (f) (DOCUMENTS BINDING) Each Transaction Document to which the Borrower or the Company is expressed to be a party is a valid and binding obligation of that entity enforceable against it in accordance with its terms, subject to any necessary stamping and registration and to applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

      (g) (NO LEGAL BAR) The execution, delivery and performance of the Transaction Documents by the Company or the Borrower did not and will not:

             (i) result in, or require, the creation or imposition of any Lien on any of the Company's or the Borrower's assets or property pursuant to any Requirement of Law or Contractual Obligation; or

             (ii) violate any Contractual Obligation or any Requirement of Law applicable to the Borrower or the Company in any respect that would reasonably be expected to have a Material Adverse Effect.

      (h) (NO MATERIAL LITIGATION) No litigation, arbitration, tax claim, dispute or administrative or other proceeding is current or pending or, to its best knowledge, threatened, which would be reasonably expected to have a Material Adverse Effect.

      (i) (NO DEFAULT) Neither the Company nor any of its Subsidiaries is in default under any of its Contractual Obligations in a respect which would be reasonably expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing.

      (j) (TAXES) All United States federal income tax returns and all other material tax returns which are required to be filed by or with respect to the Company or any of its Subsidiaries have been filed, and all taxes and assessments due and payable by any of them (or for which they could be liable) have been paid, other than:

             (i)    those which are not yet delinquent;

             (ii) those which, if not paid, would not be reasonably expected to have a Material Adverse Effect; and

             (iii) those which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided for in the accounts of the relevant entity.
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             No material tax Lien (except those permitted by clause 8.2) has been filed with respect to any such tax, fee or other charge.

      (k) (INVESTMENT COMPANY ACT) The Company is not an INVESTMENT COMPANY, or a company CONTROLLED by an INVESTMENT COMPANY, within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under any United States (Federal or State) or other Requirement of Law which limits its ability to incur indebtedness under this Deed.

6.2   RELIANCE ON REPRESENTATIONS AND WARRANTIES

      The Company acknowledges that each Indemnified Party will enter into the Transaction Documents in reliance on the representations and warranties in this clause.

7.    AFFIRMATIVE COVENANTS

      The Company undertakes to each Indemnified Party as follows, except to the extent that the Agent and the MTN Holders consent.

7.1   FINANCIAL STATEMENTS

      The Company will deliver to the Agent (with a copy for each Lender) and the Programme Manager (with a copy for each Dealer):

      (a) as soon as practicable (but in event within 120 days) after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Group as at the end of that year and the related consolidated statements of income and retained earnings and of cash flows for that year, setting out in each case in comparative form the figures for the previous year, reported on in accordance with clause 7.2(a); and

      (b) as soon as practicable (but in any event within 60 days) after the end of each of the first 3 quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Group as at the end of that quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for that quarter and for the portion of the fiscal year through to the end of that quarter, setting out in comparative form the figures for the previous year, certified by an Authorised Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments).

      All those financial statements must be complete and correct in all material respects and must be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected in them and with prior periods (except as approved by the reporting accountants or Authorised Officer, as applicable, and disclosed in them).

7.2   CERTIFICATES AND OTHER INFORMATION

      The Company will deliver to the Agent (with a copy for each Lender) and the Programme Manager (with a copy for each Dealer):

      (a) concurrently with the delivery of the financial statements referred to in clause 7.1(a), a certificate of independent certified public accountants of nationally recognised standing selected by the
             Company:
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             (i)    reporting on those financial statements without a GOING
                    CONCERN or like qualification or exception or qualification arising out of the scope of the audit; and

             (ii) stating that, after making the examination necessary for the report, no knowledge was obtained of any Event of Default, except as specified in the certificate;

      (b) concurrently with the delivery of the financial statements referred to in clauses 7.1(a) and 7.1(b), a certificate of an Authorised Officer of the Company which:

             (i) states that during the period covered by those financial statements, the Company has, to the best of that person's knowledge, observed or performed all its covenants and other agreements under this Deed, and that the Authorised Officer has no knowledge of any Event of Default except as specified in the certificate; and

             (ii) sets out in reasonable detail the calculations required to determine compliance with clause 8.1;

      (c) no later than 30 days after they are filed with the Securities and Exchange Commission or any successor or analogous Governmental Agency, final copies of all financial statements and material reports which the Company may make to, or file with those entities and final copies of all filings made by the Company with those entities in connection with the sale of indebtedness of the Company to the public or in connection with any asset-backed receivables transaction entered into by the Company or its Subsidiaries (including registration statements and prospectuses and amendments to them); and

      (d) promptly, such additional financial and other information as the Agent or the Programme Manager may from time to time reasonably request.

7.3   PAYMENT OF OBLIGATIONS

      The Company will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, all its obligations of whatever nature except where:

      (a) the amount or validity of the obligation is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided in its accounts; or

      (b) failure to do so could not, in the aggregate, have a Material Adverse Effect and would not subject any of its property to a Lien not permitted by clause 8.2.

7.4   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE

      The Company will continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. It will comply with all its Contractual Obligations and Requirements of Law except to the
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      extent that failure to comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.5   MAINTENANCE OF PROPERTY AND INSURANCE

      The Company will keep all property useful and necessary in its business in good working order and condition. It will maintain insurance on all its property, with financially sound and reputable insurance companies, for at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or similar business (including, in any event, public liability, product liability and business interruption insurance).

7.6   INSPECTION OF PROPERTY, BOOKS

      The Company will keep proper books of record and account in which full, true and correct entries, in conformity with GAAP and all applicable Requirements of Law, will be made of all dealings and transactions in relation to its business and activities. It will allow representatives of the Agent and the Programme Manager to visit and inspect any of its property and examine any of its books and records at any reasonable time and with reasonable prior notice and it will allow them to discuss the business, operations, property and financial and other condition of the Group with its employees, officers and accountants.

7.7   NOTICE

      The Company will promptly (but in any event no later than 3 days, or in the case of paragraph (b), 10 days or in the case of paragraph (d), 30 days, in each case after an Authorised Officer of the Company knows of it) give notice to the Agent and the Programme Manager of:

      (a)    the occurrence of any Event of Default;

      (b)    any:

             (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries; or

             (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and a Governmental Agency,

             which, in either case, if not cured or if adversely determined, as applicable, could have a Material Adverse Effect;

      (c) any litigation or proceeding affecting the Company or any of its Subsidiaries where the amount involved is the Threshold Amount or more and not covered by insurance or where injunctive or similar relief is sought; and

      (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      Each notice under this clause shall be accompanied by a statement of an Authorised Officer of the Company setting out details of the event referred to in it and any remedial action taken or proposed.

7.8   SUBSIDIARIES
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      The Company will ensure that each of its Material Subsidiaries complies with clauses 7.3 to 7.7 inclusive as if binding on each of them and as if references to IT or THE COMPANY were to the Material Subsidiary.

8.    NEGATIVE COVENANTS

      The Company undertakes to each Indemnified Party as follows, except to the extent that the Agent and the MTN Holders consent.

8.1   FINANCIAL CONDITION, RATIOS

      (a) The Company will ensure that the ratio of Case Credit Debt to Consolidated Net Worth of the Company is never greater than 8.00 to 1.00.

      (b) The Company will ensure that the Fixed Charge Ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Company is never less than 1.10 to 1.00.

8.2   LIMITATION ON LIENS

      The Company will not, and it will ensure that each of its Subsidiaries will not, create, incur, assume or suffer to exist any Lien on any of its property, assets or revenue, whether now owned or acquired later, other than:

      (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, provided it has set aside adequate reserves in conformity with GAAP;

      (b) Liens consisting of pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

      (c) Liens consisting of rights of lessees under leases, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property or materially interfere with the ordinary conduct of its business;

      (d) Liens consisting of deposits to secure the performance of leases (other than Financing Leases), statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of its business;

      (e)    Liens created by the Company in favour of itself;

      (f) Liens granted pursuant to any securitisation or other asset-based financing of Receivables and Receivables Related Assets, and which cover only Receivables and Receivables Related Assets or any undivided or beneficial ownership interest in any Receivables or Receivables Related Assets;

      (g) Liens in existence on the date of this Deed and listed in the schedule, provided that:
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             (i)    no such Lien is extended to cover any additional property
                    after the date of this Deed (except to the extent required by the terms of the Indebtedness secured by the Lien, or by any other agreement governing the Lien, as those terms are in effect on the date of this Deed);

             (ii) no such Lien secures any Indebtedness or other obligations other than Indebtedness or obligations secured by it on the date of this Deed and refinancings, refundings, renewals or extensions of that Indebtedness or obligation; and

             (iii) the amount of Indebtedness or other obligations secured by the Lien is not increased;

      (h) Liens on assets of Subsidiaries of the Company which become Subsidiaries after the date of this Deed or Liens on assets acquired by the Company or any of its Subsidiaries after the date of this Deed, provided that:

             (i) the Liens were in existence at the time the Subsidiary became a Subsidiary or at the time the assets were acquired; and

             (ii) the Liens were not created in contemplation of the transaction pursuant to which the Subsidiary became a Subsidiary or in contemplation of the acquisition of those assets; and

      (i) in addition to Liens permitted by paragraphs (a) to (h) of this clause, Liens on assets of the Company or any of its Subsidiaries securing Indebtedness of the Company or such Subsidiary, provided that the aggregate principal amount of all Indebtedness secured by such Liens, plus the aggregate outstanding amount of all Attributable Debt in respect of all sale and leaseback transactions to which the Company or any Restricted Subsidiary is a party, does not exceed at the time such Liens are granted an amount equal to the sum of:

             (i)    US$20,000,000; and

             (ii)   5% of Consolidated Net Tangible Assets of the Group.

             In calculating the amount of Attributable Debt permitted under this paragraph, there shall be excluded all Attributable Debt in respect of sale and leaseback transactions relating to assets of Subsidiaries of the Company which become Subsidiaries after the date of this Deed if those transactions were in existence at the time the Subsidiary became a Subsidiary and were not created in contemplation of the transaction pursuant to which the Subsidiary became a Subsidiary.

8.3   LIMITATION ON FUNDAMENTAL CHANGES

      (a) Subject to paragraph (b), the Company will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

      (b)    An entity may be merged or consolidated with or into the Company if:
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             (i)    the Company is the continuing or surviving corporation; or

             (ii) the Indebtedness under this Deed is assumed by the surviving corporation with the approval of the Agent and the MTN Holders by Extraordinary Resolution.

8.4   LIMITATION ON LINES OF BUSINESS

      The Company will not enter into any business, either directly or through any Subsidiary, other than:

      (a) the financing of Receivables of Case Corporation, its Subsidiaries and their dealers and customers;

      (b) other financial services related to the agricultural and construction business; and

      (c) other business, if the business of the Group taken as a whole is limited substantially to the businesses described in paragraphs (a) and (b) above.

9.    NO WAIVER

      No failure to exercise a power, and no delay in exercising a power, operates as a waiver. Waivers must be in writing.

10.   SEVERABILITY OF PROVISIONS

      Any provision of this Deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Deed nor affect the validity or enforceability of that provision in any other jurisdiction.

11.   SURVIVAL OF REPRESENTATIONS

      All representations and warranties in this Deed survive its execution and delivery.

12.   INDEMNITY AND REIMBURSEMENT OBLIGATIONS

      Unless otherwise stated, each indemnity, reimbursement or similar obligation in this Deed:

      (a)    is a continuing obligation;

      (b)    is a separate and independent obligation;

      (c)    is payable on demand; and

      (d)    survives termination or discharge of this Deed.

13.   MORATORIUM LEGISLATION

      To the full extent permitted by law all legislation which at any time directly or indirectly:

      (a) lessens, varies or affects in favour of the Company any obligation under this Deed; or

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      (b)   delays, prevents or prejudicially affects the exercise by an
            Indemnified Party of any right, power or remedy conferred by this Deed,

      is excluded from this Deed.

14.   ACKNOWLEDGMENT BY COMPANY

      The Company confirms that:

      (a) it has not entered into this Deed in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of any Indemnified Party (including, without limitation, any advice, warranty, representation or undertaking); and

      (b) no Indemnified Party is obliged to do anything (including, without limitation, disclose anything or give advice), except as expressly set out in the Transaction Documents or in writing duly signed by or on behalf of that Indemnified Party.

15.   GOVERNING LAW

      This Deed is governed by the laws of New South Wales.

16.   JURISDICTION

16.1  JURISDICTION

      With respect to any legal action or proceedings which may be brought at any time with respect to this Deed (each a RELEVANT ACTION) the Company irrevocably:

      (a) submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of all courts exercising jurisdiction in New South Wales; and

      (b) waives any present or future objection to the venue and any present or future claim that the Relevant Action, if brought in New South Wales, has been brought in an inconvenient forum.

16.2  PROCESS AGENTS

      (a)    The Company irrevocably:

             (i) nominates the Borrower as its agent to receive service of process or other documents in any Relevant Action; and

             (ii) agrees that service on that agent or any other person appointed under paragraph (b) will be sufficient service on it.

      (b) The Company shall ensure that the process agent remains authorised to accept service on its behalf. If any process agent ceases to have an office in the place specified, the Company shall ensure that at all times there is another person in that place to receive process on its behalf. It shall promptly notify the Agent and the Programme Manager of the appointment of that other person.
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17.   COUNTERPARTS

      This Deed may be executed in any number of counterparts. All of counterparts together will be taken to constitute the one instrument.
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                                   SCHEDULE

                                EXISTING LIENS
                                (Clause 8.2(g))


                                     None.
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                                                                         Page 27

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EXECUTED as a deed poll.

Each attorney executing this Deed states that he has no notice of revocation or suspension of his power of attorney.



SIGNED SEALED AND DELIVERED          )
for and on behalf of                 )
CASE CREDIT CORPORATION              )
by its attorney in                   )
the presence of:                     )         /s/ Peter Hong (sgd)
                                               -----------------------
                                               Attorney


                                                   PETER HONG
                                               -----------------------
                                               Print name

/s/ Andrew Mohr (sgd)
------------------------
Witness


    ANDREW MOHR
------------------------
Print name

                                                            CONFORMED COPY


                            CASE CREDIT CORPORATION



                     -------------------------------------

                     DEED OF GUARANTEE AND NEGATIVE PLEDGE

                     -------------------------------------